EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Professionally Managed Portfolios, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Professionally Managed Portfolios for the period ended July 31, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Professionally Managed Portfolios for the stated period.

/s/ Craig Benton		/s/ Kathryn LaPlante Johnson
Craig Benton		Kathryn LaPlante Johnson
President/Principal Executive Officer Professionally Managed Portfolios		Treasurer/Principal Financial Officer Professionally Managed Portfolios

Dated:	10/6/2026	Dated:	10/6/2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Professionally Managed Portfolios for purposes of Section 18 of the Securities Exchange Act of 1934.